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                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                           COMMUNITY BANKSHARES, INC.


                                   ARTICLE I

                                  Shareholders

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders of the corporation, for the election of the Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the fourth Thursday in April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour stated in the notice of the meeting. If the annual meeting of the shareholders is not held on such date, the Directors shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President or by order of the Board of Directors, and shall be called by the Secretary (or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer) upon written application by one or more stockholders who together hold at least ten percent in interest of the capital stock entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the corporation addressed to the attention of the President not less than sixty days before the date of the meeting.

     SECTION 3. PLACE AND HOUR OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation at 10:00 a.m. local time unless a different place or hour is fixed by the person or persons calling the meeting and stated in the notice of the meeting.

     SECTION 4. NOTICES OF MEETINGS AND ADJOURNED MEETINGS. A written notice of each annual or special meeting of the shareholders, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by or at the direction of the President or the Secretary (or the person or persons calling the meeting), not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by depositing it postage prepaid in the United States mail, directed to each shareholder at his address as it appears on the records of the corporation. The notice of a special meeting of the shareholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie
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evidence of the facts stated therein.  No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice
(a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

     SECTION 5. QUORUM. At any meeting of the shareholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

     SECTION 6. VOTING. Unless otherwise provided in the Articles of Incorporation and subject to the provisions of Section 10 of this Article I, each shareholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his act binds all; (b) if more than one vote, the act of the majority so voting binds all; and (c) if more than one vote and the vote is evenly split, the effect shall be as provided by law. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of the other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     SECTION 7. PROXIES. Each shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Any proxy purporting on its face to have been executed by a shareholder or his attorney-in-fact, unless contested prior to its being voted, shall be conclusively presumed to be valid, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

     SECTION 8. ACTION AT MEETING. When a quorum is present at any meeting, action of the shareholders on any matter properly brought before such meeting shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock

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present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Articles of Incorporation or these By-laws.

     SECTION 9. SHAREHOLDER LISTS. The officer or agent who has charge of the stock transfer books of the corporation shall prepare and make a complete list of shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time thereof. The stock transfer books shall be the only evidence as to who are the shareholders entitled to examine the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

     SECTION 10.  RECORD DATE.

     (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

     (b)  If no record date is fixed:

          (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the opening of business on the day on which notice is given, or, if notice is waived, at the opening of business on the day on which the meeting is held.

          (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE II

                                   Directors

     SECTION 1. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

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     SECTION 2.  NUMBER OF DIRECTORS; CLASSIFICATION.  The Board of Directors
shall consist of such number of persons, not less than nine, as shall be fixed from time to time by the Board of Directors. The Board of Directors of the corporation shall be divided into three classes, each such class to consist, as nearly as possible, of the same number of directors as each other class.

     SECTION 3. ELECTION AND TENURE. Each Director shall be elected by plurality vote of the shareholders at the annual meeting or as provided in
Section 5 of this Article II. At the first annual meeting of shareholders, the shareholders shall designate one class of Directors whose term of office shall expire at the next annual meeting, a second class whose term of office shall expire at the annual meeting to be held one year thereafter, and a third class whose term of office shall expire at the annual meeting to be held two years thereafter; and after the expiration of the initial terms so designated, each Director shall be elected for a term of three years so that the term of office of one class of Directors shall expire in each year.

     SECTION 4.  QUALIFICATION.  No Director need be a shareholder.

     SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by the shareholders at any meeting, by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. When one or more Directors shall resign from the Board, effective at a future date, a majority of Directors then in office, including those who have so resigned shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.

     SECTION 6. REMOVAL. Any Director or the entire Board of Directors may be removed with or without cause, by the holders of the shares then entitled to vote at an election of the Directors; provided that the vote of eighty percent (80%) of the outstanding capital stock having power to vote in the election of Directors shall be required to remove a Director without cause.

     SECTION 7. RESIGNATION. Any Director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 8. ANNUAL MEETING. Immediately after each annual meeting of shareholders and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice.

     SECTION 9. REGULAR MEETINGS. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board, and no

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notice need be given of regular meetings held at times and places so fixed,
PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of shareholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to Section 11 of this
Article II.

     SECTION 10. SPECIAL MEETINGS. Special meetings of the Directors may be called by the Chairman of the Board (if any), the President, or by any two Directors, and shall be held at the place and on the date and hour designated in the call thereof.

     SECTION 11. NOTICES. Notices of any special meeting of the Directors shall be given by the Secretary or an Assistant Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least 48 hours before the meeting or by sending to him at least 48 hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. In the absence of all such officers, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director who has waived notice (a) in writing executed by him before or after the meeting and filed with the records of the meeting, or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Directors need not specify the business to be transacted at or the purpose of the meeting.

     SECTION 12. QUORUM. At any meeting of the Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may adjourn such meeting, provided that all absent Directors receive or waive notice pursuant to Section 11 of Article II of any such adjournment that exceeds four business days.

     SECTION 13. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Incorporation, or these By-laws.

     SECTION 14. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 15. TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of

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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

     SECTION 16. PLACE OF MEETINGS. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of New Hampshire.

     SECTION 17. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of Directors.

     SECTION 18. COMMITTEES. (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution creating the committee or any subsequent resolution adopted by vote of a majority of the full Board of Directors, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

            (i)  Declare dividends or distributions;

           (ii) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

          (iii) Designate candidates for the office of Director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee of the Board;

           (iv)  Amend the By-laws;

            (v)  Approve a plan of merger not requiring shareholder approval;

           (vi)  Reduce earned or capital surplus;

          (vii) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

         (viii) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares.

     A committee may perform the acts prohibited in clauses (i) through (viii) above if the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for sale, and, in the case of a series, the designation of a series, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorizes a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which the shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of

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shares, or a series of a class of shares, with full power in the committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the secretary of state under the New Hampshire Business Corporation Act.

     (b) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by statute, by the Articles of Incorporation, or by these By-laws, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum, or such greater vote as shall be required by resolution of the Board of Directors, shall be the act of the committee.

     (c) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of New Hampshire, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.


                                  ARTICLE III

                                    Officers

     SECTION 1. OFFICERS AND THEIR ELECTIONS. The officers of the corporation shall be a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time determine and elect or appoint. The Board of Directors may appoint one of its members to the office of Chairman of the Board and another of its members to the office of Vice-Chairman of the Board and from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-laws. The President, the Secretary and the Treasurer shall be elected by the Board of Directors at its annual meeting or at the first meeting of the Board after the date fixed by these By-laws therefor and may, but need not, be members of the Board of Directors. Two or more offices may be held by the same person.

     SECTION 2. TERM OF OFFICE. The President, the Treasurer and the Secretary shall, unless sooner removed under the provisions of these By-laws, hold office until the next annual election of officers and thereafter until their respective successors are elected and qualified or until their earlier resignation or removal. All other officers shall hold office for such term as shall be determined from time to time by the Board of Directors.

     SECTION 3. VACANCIES. Any vacancy at any time existing in any office may be filled by the Directors.

     SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its

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notice.  The President, when present, shall preside at all meetings of the shareholders and, in the absence of the Chairman or if no Chairman shall have been elected, of the Board of Directors. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board and shall perform such duties and have such powers additional thereto as the Board of Directors shall designate.

     SECTION 6. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Vice President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     SECTION 7. TREASURER. The Treasurer shall supervise the keeping of the accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Board of Directors such statements of his transactions and accounts as the President and Board of Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

     SECTION 8. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     SECTION 9. SECRETARY. The Secretary of the corporation shall be a resident of the State of New Hampshire. The Secretary shall be registered with the Secretary of State of the State of New Hampshire as the registered agent. The Secretary shall issue notices of all meetings of shareholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these By-laws. He shall record the proceedings of the meetings of the shareholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose. He shall also record the proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries. Unless the Board of Directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He shall sign such instruments as require his signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under

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seal is duly authorized.  In his absence at any meeting, an Assistant Secretary or the Secretary pro tempore designated by the presiding officer shall perform his duties thereat. He shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     SECTION 10. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, his powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

     SECTION 11. SALARIES. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the corporation.

     SECTION 12. REMOVAL. The Board of Directors may remove any officer, either with or without cause, at any time.

     SECTION 13. BOND. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     SECTION 14. RESIGNATIONS. Any officer, agent or employee of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE IV

                                 Capital Stock

     SECTION 1. STOCK CERTIFICATES. Each shareholder shall be entitled to have a certificate Signed by the Chairman or Vice-Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. CLASSES OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the face or back of each

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certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same upon request and without charge to any shareholder.

     SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock.

     SECTION 4. HOLDERS OF RECORD. Prior to due presentment for registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

     SECTION 5. LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stole or destroyed certificate or certificates or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate.


                                   ARTICLE V

                            Miscellaneous Provisions

SECTION 1.  INTERESTED DIRECTORS AND OFFICERS.

     (a) No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative

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vote of a majority of the disinterested Directors, even though the disinterested
Directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by the shareholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

     (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 2.  INDEMNIFICATION.

     (a) The corporation shall indemnify and reimburse any individual person who was or is a party to any action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that such party, or the person whose legal representative or successor such party is, was or is serving as a Director, officer, employee or agent of the corporation, or at its request, of another entity in which the corporation has an interest, or was or is serving at the request of the corporation as a fiduciary of any employee benefit plan of the corporation or any subsidiary. Such indemnification and reimbursement shall include all expenses (including attorney's fees), and such amount of any judgment, money decree, fine, penalty or settlement for which such person may have become liable as the Board of Directors deems reasonable, actually incurred by such person in connection with the defense or reasonable settlement of any such action, suit or proceeding, or any appeal therein, to the extent and under the circumstances permitted by the New Hampshire Business Corporation Act. Such indemnification and reimbursement (unless ordered by a court) shall be made as authorized in a specific case upon a further determination that indemnification of the Director, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in the New Hampshire Business Corporation Act.

     (b) Such determination of reasonableness and propriety with respect to persons other than Directors shall be made by the Board of Directors by a majority vote, and with respect to Directors shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     (c) The foregoing right of indemnification shall not be exclusive of other rights to which such person, or the legal representatives or successors of such person may be entitled as a matter of law, under the Articles of Incorporation, by contract or otherwise.

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     (d) The corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the corporation or was or is serving at the request of the corporation as a fiduciary of any employee benefit plan of the corporation or any subsidiary against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the New Hampshire Business Corporation Act. The obligation to indemnify and reimburse set forth hereinabove, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

     SECTION 3. STOCK IN OTHER CORPORATIONS. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

     SECTION 4. CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.

     SECTION 5. CORPORATE SEAL. The seal of the corporation shall be circular in form, bearing the name of the corporation, the words "New Hampshire", and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall be the year ending with December 31 in each year.

     SECTION 7. SEPARABILITY. If any term or provision of the By-laws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-laws shall be valid and enforced to the fullest extent permitted by law.

     SECTION 8. AMENDMENTS. The By-laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of two-thirds of the shares entitled to vote in the election of directors at a meeting expressly called for that purpose.

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